Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of El Paso Pipeline Partners, L.P. of our reports dated as indicated below, relating to the financial statements as indicated below, which appear in such Registration Statement:
1.	Our report dated August 30, 2007 relating to the financial statements of Wyoming Interstate Company, Ltd. as of December 31, 2005 and for each of the two years in the period ended December 31, 2005,

2.	Our report dated February 28, 2006 relating to the consolidated financial statements of Colorado Interstate Gas Company as of December 31, 2005 and for each of the two years in the period ended December 31, 2005, and

3.	Our report dated March 15, 2006 relating to the consolidated financial statements of Southern Natural Gas Company as of December 31, 2005 and for each of the two years in the period ended December 31, 2005.
We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
August 30, 2007